UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2020 (October 27, 2020)

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47546-2256
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code  (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.05 per share	KBAL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
The Annual Meeting of Shareholders of Kimball International, Inc. (the “Company”) was held on October 27, 2020, and the following items were voted on by Shareholders:
a. Based on the following election results, the Class III director nominees were elected to serve a term of three years until the 2023 meeting of Shareholders, or until his or her respective successor is duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes	Percentage of Votes Cast in Favor
Susan B. Frampton	19,148,759	9,540,318	3,905,450	67%
Scott M. Settersten	28,427,063	262,014	3,905,450	99%

b. The non-binding advisory vote to approve the compensation paid to the Company’s Named Executive Officers was approved based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes	Percentage of Votes Cast in Favor
27,909,456	644,510	135,111	3,905,450	98%

c. The appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending June 30, 2021 was approved based on the following voting results:

Votes For	Votes Against	Votes Abstaining	Percentage of Votes Cast in Favor
32,524,765	53,006	16,756	99.8%

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is furnished as part of this report:

Exhibit
Number	Description
104	Cover Page interactive data file (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Timothy J. Wolfe
TIMOTHY J. WOLFE Chief Financial Officer
Date: October 30, 2020

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